PLACEMENT AGENCY AGREEMENT

August 24, 2007
Spencer Trask Ventures, Inc.
535 Madison Avenue
18th Floor
New York, New York 10022

Ladies and Gentlemen:

UFood Franchise Company, a Nevada corporation (the “Company”), hereby confirms its agreement (the “Agreement”) with Spencer Trask Ventures, Inc., a Delaware corporation (the “Placement Agent”), as follows:

1. Offering.

(a) The Company will offer (the “Offering”) for sale through the Placement Agent, as exclusive agent for the Company, and its selected dealers, a minimum of $1,000,000 (the “Minimum Amount”), and a maximum of $2,000,000 (the “Maximum Amount”), of principal amount of 9% Convertible Promissory Notes due 180 days from the issuance date (each, a “Note” and collectively, the “Notes”). The Notes shall have the rights and privileges described in the Disclosure Materials (as defined in Section 1(d) hereof).

(b) Placement of the Notes by the Placement Agent will be made on a reasonable efforts, “all-or-none” basis with respect to the Minimum Amount and on a “reasonable efforts” basis as to amounts in excess of the Minimum Amount. The Notes will be offered to potential subscribers, which, subject to compliance with the requirements for other subscribers, may include related parties of the Placement Agent or the Company, commencing on the date of the Transmittal Letter (as hereinafter defined) for a period of 31 days, unless the Company and the Placement Agent mutually agree to extend the Offering for up to an additional 30 days (the “Offering Period”). The date on which the Offering shall terminate shall be referred to as the “Termination Date.” A Final Closing (as hereinafter defined) may be held up to ten days after the Termination Date.

(c) The Placement Agent shall not tender to the Company and the Company shall not accept subscriptions from, or sell Notes to, any persons or entities that do not qualify as “accredited investors,” as such term is defined in Rule 501 of Regulation D (“Regulation D”) promulgated under Section 4(2) of the Securities Act of 1933, as amended (the “Act”), and/or investors that are not “U.S. persons” as defined in Regulation S (“Regulation S”) as promulgated by the Securities and Exchange Commission (“SEC”).

(d) The offering of the Notes will be made by the Placement Agent on behalf of the Company solely pursuant to the Disclosure Materials which at all times will be in form and substance reasonably acceptable to the Placement Agent, the Company and their respective counsel and contain such legends and other information as the Placement Agent, the Company and their respective counsel may, from time to time, deem necessary and desirable to be set forth therein. “Disclosure Materials” as used in this Agreement means the Company’s Confidential Transmittal Letter, dated August 24, 2007 (the “Transmittal Letter”), inclusive of the Securities Purchase Agreement and the Form of 9% Convertible Promissory Note and all other exhibits annexed thereto, and any and all amendments, supplements and appendices thereto that the Placement Agent will, with the Company’s prior approval, use on the Company’s behalf to sell the Notes. Unless otherwise defined, each capitalized term used in this Agreement will have the same meaning as shall be set forth in the Disclosure Materials.

(e) The Placement Agent shall comply with all applicable broker-dealer registration requirements, applicable federal and state securities laws and all National Association of Securities Dealers, Inc. (“NASD) regulations with respect to the Offering and conduct the Offering in accordance with Regulation D and/or Regulation S. In connection with the Offering, the Placement Agent will offer the Notes only in those jurisdictions (states of the United States and foreign) in which the Notes have been qualified or registered for sale under the securities laws of such jurisdiction, or an exemption from such qualification or registration is available, and will deliver to each potential investor contacted by it, prior to accepting any subscription from such investor, the Disclosing Materials. A copy of each subscription document shall be promptly transmitted to the Company or its counsel. All information and statements relating to the Placement Agent provided in writing by the Placement Agent for inclusion in the Disclosing Materials will be true and correct in all material respects as of the date provided and such statements and information will not be misleading in any material respect.

2. Representations and Warranties. For the benefit of the Placement Agent, the Company hereby incorporates by reference all of its representations and warranties as set forth in Section 3 of the Securities Purchase Agreement with the same force and effect as if specifically set forth herein.

3. Placement Agent Appointment and Compensation.

(a) The Company hereby appoints the Placement Agent as its exclusive agent in connection with the Offering. The Company acknowledges that the Placement Agent may use selected dealers and sub-agents to fulfill its agency hereunder provided that such dealers and sub-agents are compensated solely by the Placement Agent. The Company has not and will not make, or permit to be made, any offers or sales of the Notes other than through the Placement Agent without the Placement Agent’s prior written consent. The Placement Agent has no obligation to purchase any of the Notes. The agency of the Placement Agent hereunder shall continue until the earlier of the Termination Date or the Final Closing (as defined in Section 4(c) hereof).

(b) The Company will cause to be delivered to the Placement Agent copies of the Disclosure Materials and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Act and applicable securities laws, and hereby authorizes the Placement Agent and its agents, employees and selected dealers to use the Disclosure Materials in connection with the sale of the Notes until the earlier of the Termination Date or the Final Closing (unless advised that the Disclosure Materials may no longer be used, or has been updated or supplemented), and no other person or entity is or will be authorized to give any information or make any representations other than those contained in the Disclosure Materials or to use any offering materials other than those contained in the Disclosure Materials in connection with the sale of the Notes. The Company will provide at its own expense such quantities of the Disclosure Materials and other documents and instruments relating to the Offering as the Placement Agent may reasonably request.

(c) The Company will cooperate with the Placement Agent by making available to its representatives such information as may be reasonably requested in making a reasonable investigation of the Company and its affairs and shall provide access to such employees as shall be reasonably requested. Prior to the First Closing (as defined in Section 4(c) hereof), if requested by the Placement Agent, the Company shall provide, at its own expense, credit or similar reports on such key management persons as the Placement Agent shall reasonably request.

(d) Out of the proceeds received by it at each Closing (as hereinafter defined), the Company shall pay to the Placement Agent, at each Closing, a cash placement fee equal to ten percent (10%) of the principal amount of Notes purchased by each investor (an “Investor”) whose subscription is accepted by the Company (the “Placement Agent’s Fee”). In addition, the Company shall pay all expenses set forth in Section 5(i) hereof. The Placement Agent’s Fee and the expenses set forth in Section 5(i) hereof will be deducted from the gross proceeds from the sale of the Notes at each Closing. The Placement Agent may direct all such amounts to be paid directly from the escrow account established pursuant to Section 4(b) hereof.

(e) As additional compensation hereunder, at each Closing, the Company shall sell to the Placement Agent or its designees, for nominal consideration, warrants (collectively, the “Agent’s Warrants”) to purchase shares of the Company’s Common Stock equal to twenty percent (20%) of the shares into which the Notes sold at such Closing are convertible. The exercise price for the Agent’s Warrants shall be $1.00 per share. For clarification purposes, assuming $2 million of Notes are sold at a Closing, the Placement Agent shall be entitled to the following Agent’s Warrants:

Total Gross Principal Amount of Notes Sold: $2,000,000
20% of the Shares Underlying the Notes Sold: 800,000
Result: Placement Agent earns Agent’s Warrant to
purchase 800,000 shares of Common Stock at an exercise price of $1.00 per share.

The Agent’s Warrants shall be exercisable for seven years. Except as provided in this Agreement, the Agent’s Warrants shall have the same terms, including anti-dilution and registration rights, as the warrants issuable to investors upon the conversion of the Notes. In any event, the Agent’s Warrants shall also contain a cashless exercise provision.

(f)  The Company shall also pay the Placement Agent’s Fee and issue Agent’s Warrants to the Placement Agent with respect to, and based on, any investment by any third party contacted by the Placement Agent in connection with the Offering (other than any third-party with whom the Company can demonstrate it had a pre-existing relationship prior to the date of such contact) that participates in any private placement offering (a “Post-Closing Investor”) which occurs at any time within one (1) year from the latter of the Final Closing (other than those parties that participate in the proposed PPO (as defined in the Transmittal Letter) in which the Placement Agent is otherwise compensated).

(g) At the First Closing, the Company shall enter into a non-exclusive Finder's Agreement (the "Finder's Agreement") with the Placement Agent providing that, during the five year period after the earlier of the Termination Date or the Final Closing, in the event the Placement Agent introduces the Company to a third party (and such introduction is confirmed in writing to the Company by the Placement Agent) who may be interested in engaging in a merger, acquisition, joint venture or any other business combination with the Company, which may include the purchase of some or all of the stock or assets of the Company, the Placement Agent will be paid a finder's fee (the "Finder's Fee") according to the following table:

(a)	7% of the first $1,000,000 or portion thereof of the consideration paid in such transaction; plus
(b)	6% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus
(c)	5% of the next $5,000,000 or portion thereof of the consideration paid in such transaction; plus
(d)	4% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus
(e)	3% of the next $1,000,000 or portion thereof of the consideration paid in such transaction; plus
(f)	2.5% of any consideration paid in such transaction in excess of $9,000,000.

Notwithstanding the foregoing, a Finder's Fee shall not be applicable to (i) any transaction involving Spencer Trask and its Affiliates (as hereinafter defined) as a principal, (ii) any transaction involving a third-party with whom the Company can demonstrate it had a pre-existing relationship prior to the date of any proposed introduction or (iii) the proposed merger with UFood. Any such Finder's Fee due to the Placement Agent will be paid in cash at the closing of the particular consummated transaction for which the Finder's Fee is due. For purposes hereof, “Affiliate” means, with respect to any person or entity, another person or entity that, directly or indirectly, controls that person or entity. “Control” or “controls” for purposes hereof means that a person or entity has the power, direct or indirect, to conduct or govern the policies of another person or entity. Affiliates shall not include portfolio companies of Spencer Trask, or other companies in which Spencer Trask has an existing investment unless the element of Control exists.

4. Subscription and Closing Procedures.

(a) Each prospective purchaser will be required to complete and execute the Buyer Counterpart Signature Page to the Securities Purchase Agreement and the other questionnaires annexed to the Securities Purchase Agreement which will be forwarded or delivered to the Placement Agent at the Placement Agent’s offices at the address set forth in Section 11 hereof, together with the subscriber’s check or good funds in the full amount of the principal amount of Notes desired to be purchased.

(b) All funds for subscriptions received from the Offering will be promptly forwarded by the Placement Agent or the Company, if received by it, to and deposited into non-interest bearing escrow account (the “Escrow Account”) established for such purpose with Signature Bank (the “Escrow Agent”). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an escrow agreement among the Company, the Placement Agent and the Escrow Agent, such agreement to be in form and substance satisfactory to the Company and the Placement Agent. The Company will pay all fees related to the establishment and maintenance of the Escrow Account, regardless of whether a closing occurs hereunder. Subject to the receipt of such subscriptions for the Minimum Amount and the Company’s right to accept or reject subscriptions, in whole or in part, in its sole discretion, the Company will either accept or reject the subscription documents in a timely fashion and at each Closing will provide duplicate copies of such subscription documents to the Placement Agent. The Company will give written notice to the Placement Agent of its acceptance or rejection of each subscription. The Company, or the Placement Agent on the Company’s behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the Placement Agent upon such return and directions to the Escrow Agent to return any subscription funds received.

(c) If subscriptions for at least the Minimum Amount have been accepted prior to the Termination Date, the funds therefor have been collected by the Escrow Agent and all of the conditions set forth elsewhere in this Agreement and the Securities Purchase Agreement have been fulfilled, a closing shall be held promptly with respect to the Notes sold (the “First Closing”). Thereafter, the remaining Notes will continue to be offered and sold until the Termination Date. Additional closings (each a “Closing”) may from time to time be conducted at times mutually agreeable by the Company and the Placement Agent with respect to additional Notes sold with the final closing (the “Final Closing”) to occur within 10 days after the earlier of the Termination Date or the sale of all Notes offered. Delivery of payment for the accepted subscriptions for Notes from the funds held in the Escrow Account will be made by wire transfer from the Escrow Agent to the Company at each Closing at the Placement Agent’s offices against delivery of the Notes by the Company at the address set forth in Section 11 hereof (or at such other place as may be mutually agreed upon between the Company and the Placement Agent), net of amounts due to the Placement Agent and Blue Sky counsel pursuant to Section 5(i) hereof as of such Closing. Executed certificates for the Notes and the Agent’s Warrants will be in such authorized denominations and registered in such names as the Placement Agent may request on or before the second full business day prior to the date of each Closing (“Closing Date”), and will be made available to the Placement Agent for review and packaging at the Placement Agent’s office at least one full business day prior thereto.

(d) If subscription documents for the Minimum Amount have not been received and accepted by the Company on or before the Termination Date for any reason, the Offering will be terminated, no Notes will be sold, and the Escrow Agent will, at the request of the Placement Agent, cause all monies received from subscribers for the Notes to be promptly returned to such subscribers without interest, deduction or offset.

5. Further Covenants. The Company hereby covenants and agrees that:

(a) Except with the prior written consent of the Placement Agent (which consent shall not be unreasonably withheld), the Company shall not, at any time prior to the Final Closing, take any action that would cause any of the representations and warranties made by it in this Agreement not to be materially complete and correct on and as of each Closing Date with the same force and effect as if such representations and warranties had been made on and as of each such Closing Date (except for representations and warranties that speak as of a specific date).

(b) If, at any time prior to the Final Closing, any event shall occur that does or may materially affect the Company or as a result of which it might become necessary to amend or supplement the Disclosure Materials so that the representations and warranties herein remain true, or in case it shall, in the reasonable opinion of counsel to the Placement Agent, be necessary to amend or supplement the Disclosure Materials to comply with Regulation D, Regulation S or any other applicable securities laws or regulations, the Company will promptly notify the Placement Agent and shall, at its sole cost, prepare and furnish to the Placement Agent copies of appropriate amendments and/or supplements in such quantities as the Placement Agent may reasonably request. The Company will not at any time, whether before or after the Final Closing, prepare or use any amendment or supplement to the Disclosure Materials of which the Placement Agent will not previously have been advised and furnished with a copy, or to which the Placement Agent or its counsel will have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance in all material respects with the Act and other applicable securities laws or regulations. As soon as the Company is advised thereof, the Company will advise the Placement Agent and its counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Disclosure Materials, or the suspension of the qualification or registration of the Notes for offering or the suspension of any exemption for such qualification or registration of the Notes for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company will use its commercially reasonable efforts to prevent the issuance of any such order, judgment or decree, and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(c) The Company shall comply with the Act, the Securities and Exchange Act of 1934, as amended (the “1934 Act”), and the rules and regulations thereunder, all applicable state securities laws and the rules and regulations thereunder in the states in which the Notes are to be offered and in which the Placement Agent’s Blue Sky counsel has advised the Placement Agent that the Notes are qualified or registered for sale or exempt from such qualification or registration, so as to permit the continuance of the sales of the Notes, and will file with the SEC, and shall promptly thereafter forward to the Placement Agent, any and all reports on Form D as are required.

(d) The Company shall use its reasonable best efforts to qualify the Notes for sale (or seek exemption therefrom) under the securities laws of such jurisdictions in the United States as may be mutually agreed to by the Company and the Placement Agent, and the Company will make such applications and furnish information as may be required for such purposes, provided that in no event shall the Company be obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to general service of process in any jurisdiction where it is not now subject, and provided further the Company shall not be required to produce any new disclosure document other than the Disclosure Materials. The Company will, from time to time, prepare and file such statements and reports as are or may be required to continue such qualifications in effect for so long a period as the Placement Agent may reasonably request.

(e) The Company shall place a legend on the certificates representing the Notes, the Agent’s Warrants, the warrants issuable upon conversion of the Notes (the “Investor Warrants”) and any shares issuable upon conversion of the Notes, the Investor Warrants or the Agent’s Warrants issued to subscribers and the Placement Agent stating that the securities evidenced thereby have not been registered under the Act or applicable state securities laws and setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Act and applicable state securities laws.

(f) The Company shall apply the net proceeds from the sale of the Notes to make a bridge loan to KnowFat Franchise Company, Inc. in the principal amount equal to the gross proceeds of the Offering as described under “Use of Proceeds” in the Disclosure Materials.

(g) During the Offering Period, the Company shall afford each prospective purchaser of Notes the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Disclosure Materials to the extent it possesses such information or can acquire it without unreasonable expense or effort.

(h) Except with the prior written consent of the Placement Agent (which consent shall not be unreasonably withheld) or as set forth in the Disclosure Materials, the Company shall not, at any time prior to the earlier of the Final Closing or the Termination Date, engage in or commit to engage in any transaction outside the ordinary course of business, including without limitation the incurrence of material indebtedness, materially change its business or operations as described in the Disclosure Materials, or issue, agree to issue or set aside for issuance any securities (debt or equity) or any rights to acquire any such securities except as shall be contemplated by the Disclosure Materials.

(i) Whether or not the transactions contemplated hereby are consummated, or this Agreement is terminated, the Company hereby agrees to pay all fees, costs and expenses incident hereto and to the Offering, including, without limitation, those in connection with (i) preparing, printing, duplicating, filing, distributing and binding the Disclosure Materials and any and all amendments and/or supplements thereto and any and all agreements, contracts and other documents related hereto and thereto; (ii) the creation, authorization, issuance, transfer and delivery of the Notes and the Agent’s Warrants, including, without limitation, fees and expenses of any transfer agent or registrar; (iii) the fees and expenses of the Escrow Agent; (iv) all reasonable fees and expenses of legal, accounting and other advisers to the Company; (v) all reasonable filing fees, costs and legal fees and expenses for Blue Sky services and related filings with respect to Blue Sky exemptions and qualifications (the “Blue Sky Fees”); and (vi) reimbursement of all out-of-pocket expenses (including, without limitation, reasonable legal fees and expenses, mailing, telephone, travel, due diligence and similar expenses of the Placement Agent) incurred by the Placement Agent in connection with the Offering, which expenses shall not exceed $75,000 in the aggregate without the prior written approval of the Company.

(j) Until the earlier of the Final Closing Date and the Termination Date, neither the Company nor any person or entity acting on its behalf will negotiate or enter into any agreement with any other placement agent or underwriter with respect to a private or public offering of the Company’s or any subsidiary’s debt or equity securities. Neither the Company nor anyone acting on its behalf will, until the earlier of the Final Closing Date and the Termination Date, without the prior written consent of the Placement Agent, offer for sale to, or solicit offers to subscribe for Notes or other securities of the Company from, or otherwise approach or negotiate in respect thereof with, any other person.

6. Conditions of Placement Agent’s Obligations. The obligations of the Placement Agent hereunder are subject to the fulfillment, at or before each Closing, of the following additional conditions, each of which may be waived in writing by the Placement Agent:

(a) Each of the representations and warranties of the Company shall be true and correct in all material respects when made on the date hereof and on and as of each Closing Date as though made on and as of each Closing Date (except for representations and warranties that speak as of a specific date).

(b) The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed and complied with by it under the Disclosure Materials at or before each Closing.

(c) No order suspending the use of the Disclosure Materials or enjoining the offering or sale of the Notes shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated and pending, or, to the best of the Company’s knowledge, are contemplated or threatened.

(d) At the First Closing the Company shall have an outstanding capitalization as described in the Disclosure Materials. All shares of capital stock currently outstanding are, and all shares which may be issued at the Closing will be upon issuance, duly authorized, validly issued, fully paid, and non-assessable. At each Closing, no securities (other than the warrants issued to the Placement Agent in connection with the Offering) will be issuable upon the exercise of warrants or options, without the written authorization of the Placement Agent, except (i) those warrants and options as set forth in the Disclosure Materials and (ii) those issued in prior Closings of the sale of Notes pursuant to the Offering.

(e) The Placement Agent shall have received certificates of the Chief Executive Officer of the Company, dated as of each Closing Date, certifying on behalf of the Company, in such detail as Placement Agent may reasonably request, as to the fulfillment of the conditions set forth in subparagraphs (a), (b), (c) and (d) above.

(f) The Company shall have delivered to the Placement Agent (i) a currently dated good standing certificate from the Secretary of State of Nevada and each jurisdiction in which the Company is qualified to do business as a foreign corporation (if any), and (ii) certified resolutions of the Company’s Board of Directors approving this Agreement and the other Disclosure Materials , and the transactions and agreements contemplated by this Agreement and the other Disclosure Materials .

(g) At each Closing, an authorized officer of the Company shall have provided a certificate to the Placement Agent confirming on behalf of the Company that there have been no undisclosed material and adverse changes in the business condition (financial or otherwise) of the Company from the date of the Disclosure Materials, the absence of undisclosed liabilities (other than liabilities arising in the ordinary course of business) and such other matters relating to the financial condition of the Company that the Placement Agent may reasonably request.

(h) At each Closing, the Company shall have (i) paid to the Placement Agent the Placement Agent’s Fee in respect of all Notes sold at such Closing, (ii) paid all fees, costs and expenses set forth in Section 5(i) hereof, and (iii) executed and delivered to the Placement Agent the Agent’s Warrants in an amount proportional to the Notes sold at such Closing.

(i) There shall have been delivered to the Placement Agent a signed opinion of counsel to the Company (“Company Counsel”), dated as of each Closing Date, in the form agreed upon prior to the Closing.

(j) All proceedings taken at or prior to each Closing in connection with the authorization, issuance and sale of the Notes and the Agent’s Warrants will be reasonably satisfactory in form and substance to the Placement Agent and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as they may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

6A. Mutual Condition. The obligations of the Placement Agent and the Company hereunder are subject to the execution by the investors of the Securities Purchase Agreement and related questionnaires in form and substance reasonably acceptable to the Placement Agent and the Company.

7. Indemnification.

(a) The Company will (i) indemnify and hold harmless the Placement Agent, its selected dealers and their respective officers, directors, employees, attorneys and each person, if any, who controls the Placement Agent within the meaning of the Act and such selected dealers (each an “Indemnitee”) against, and pay or reimburse each Indemnitee for, any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which will, for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals), to which any Indemnitee may become subject, under the Act or otherwise, in connection with the offer and sale of the Notes, whether such losses, claims, damages, liabilities or expenses shall result from any claim of any Indemnitee or any third party; and (ii) reimburse each Indemnitee for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, action, proceeding or investigation; provided, however, that the Company will not be liable in any such case to the extent that any such claim, damage or liability is found by a court of competent jurisdiction in a final judgment to have resulted primarily from (A) an untrue statement or alleged untrue statement of a material fact made in the Disclosure Materials, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in reliance upon and in conformity with written information furnished to the Company by the Placement Agent or any such controlling persons specifically for use in the preparation thereof, (B) any violations by the Placement Agent of the Act or state securities laws which does not result from a violation thereof or a breach hereof by the Company or any of its affiliates, (C) any violation of Blue Sky filing requirements or (D) fraud, willful misconduct or gross negligence of the Placement Agent. In addition to the foregoing agreement to indemnify and reimburse, the Company will indemnify and hold harmless each Indemnitee against any and all losses, claims, damages, liabilities or expenses whatsoever (or actions or proceedings or investigations in respect thereof), joint or several (which shall for all purposes of this Agreement, include, but not be limited to, all reasonable costs of defense and investigation and all reasonable attorneys’ fees, including appeals) to which any Indemnitee may become subject insofar as such costs, expenses, losses, claims, damages or liabilities arise out of or are based upon the claim of any person or entity that he or it is entitled to broker’s or finder’s fees from any Indemnitee in connection with the Offering.

(b) The Placement Agent will indemnify and hold harmless the Company, its officers, directors, employees, attorneys and each person, if any, who controls the Company within the meaning of the Act against, and pay or reimburse any such person for, any and all losses, claims, damages or liabilities or expenses whatsoever (or actions, proceedings or investigations in respect thereof), joint or several, to which the Company or any such person may become subject under the Act or otherwise, whether such losses, claims, damages, liabilities or expenses (or actions, proceedings or investigations in respect thereof) shall result from any claim of the Company, any of its officers, directors, employees, agents, any person who controls the Company within the meaning of the Act or any third party, insofar as such losses, claims, damages or liabilities are based upon any untrue statement or alleged untrue statement of any material fact contained in the Disclosure Materials but only with reference to information contained in the Disclosure Materials relating to the Placement Agent, or an omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, if made or omitted in reliance upon and in conformity with written information furnished to the Company by the Placement Agent or any such controlling persons, specifically for use in the preparation thereof. The Placement Agent will reimburse the Company or any such person for any legal or other expenses reasonably incurred in connection with investigating or defending against any such loss, claim, damage, liability or action, proceeding or investigation to which such indemnity obligation applies, including appeals. Notwithstanding the foregoing, in no event shall the Placement Agent’s indemnification obligation hereunder exceed the amount of the fees payable to it hereunder.

(c) Promptly after receipt by an indemnified party under this Section 7 of notice of the commencement of any action, claim, proceeding or investigation (“Action”), such indemnified party, if a claim in respect thereof is to be made against the indemnifying party under this Section 7, will notify the indemnifying party of the commencement thereof, but the omission to so notify the indemnifying party will not relieve it from any liability which it may have to any indemnified party under this Section 7 unless the indemnifying party has been substantially prejudiced by such omission. The indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party, to assume the defense thereof subject to the provisions herein stated, with counsel reasonably satisfactory to such indemnified party. The indemnified party will have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel will not be at the expense of the indemnifying party if the indemnifying party has assumed the defense of the Action with counsel reasonably satisfactory to the indemnified party; provided, however, that if the indemnified party shall be requested by the indemnifying party to participate in the defense thereof or shall have concluded in good faith and specifically notified the indemnifying party either that there may be specific defenses available to it which are different from or additional to those available to the indemnifying party or that such Action involves or could have a material adverse effect upon it with respect to matters beyond the scope of the indemnity agreements contained in this Agreement, then the counsel representing it, to the extent made necessary by such defenses, shall have the right to direct such defenses of such Action on its behalf and in such case the reasonable fees and expenses of such counsel in connection with any such participation or defenses shall be paid by the indemnifying party. No settlement of any Action against an indemnified party will be made without the consent of the indemnifying party and the indemnified party, which consent shall not be unreasonably withheld or delayed in light of all factors of importance to such party and no indemnifying party shall be liable to indemnify any person for any settlement of any such claim effected without such indemnifying party’s consent.

8. Contribution. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 7 hereof and it is finally determined, by a judgment, order or decree not subject to further appeal that such claims for indemnification may not be enforced, even though this Agreement expressly provides for indemnification in such case; or (ii) any indemnified or indemnifying party seeks contribution under the Act, the 1934 Act, or otherwise, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Placement Agent on the other in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and the Placement Agent on the other shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Company bear to the total commissions and fees received by the Placement Agent. The relative fault, in the case of an untrue statement, alleged untrue statement, omission or alleged omission will be determined by, among other things, whether such statement, alleged statement, omission or alleged omission relates to information supplied by the Company or by the Placement Agent, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement, alleged statement, omission or alleged omission. The Company and the Placement Agent agree that it would be unjust and inequitable if the respective obligations of the Company and the Placement Agent for contribution were determined by pro rata allocation of the aggregate losses, liabilities, claims, damages and expenses or by any other method or allocation that does not reflect the equitable considerations referred to in this Section 8. No person guilty of a fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) will be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 8, each person, if any, who controls the Placement Agent within the meaning of the Act will have the same rights to contribution as the Placement Agent, and each person, if any, who controls the Company within the meaning of the Act will have the same rights to contribution as the Company, subject in each case to the provisions of this Section 8. Anything in this Section 8 to the contrary notwithstanding, no party will be liable for contribution with respect to the settlement of any claim or action effected without its written consent. This Section 8 is intended to supersede, to the extent permitted by law, any right to contribution under the Act, the 1934 Act or otherwise available.

9. Termination.

(a) The Offering may be terminated by the Placement Agent at any time prior to the expiration of the Offering Period in the event that (i) any of the representations or warranties of the Company contained herein shall prove to have been false or misleading in any material respect when made or deemed made, (ii) the Company shall have failed to perform any of its material obligations hereunder, (iii) the Company shall have determined for any reason not to continue with the Offering or (iv) the Placement Agent shall determine in its sole discretion that it is reasonably likely that any of the conditions to Closing set forth herein will not, or cannot, be satisfied. In the event of any such termination occasioned by or arising out of or in connection with the matters set forth in clauses (i)-(iii) above, or occasioned by or arising out of or in connection with a matter set forth in clause (iv) above due to any breach hereunder on the part of the Company, the Placement Agent shall be entitled to receive, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal to the sum of: (A) all Placement Agent’s Fees earned through the Termination Date, provided that, in no event shall the Company’s obligation for such fees exceed the amount of proceeds actually received by it in the Offering, (B) reimbursement for all reasonable costs and expenses incurred by the Placement Agent through the date of such termination; provided, however, that such costs and expenses shall not exceed the sum of $75,000, and all unpaid Blue Sky Fees and other expenses set forth in Section 5(i) hereof, (C) all amounts that may become payable in respect of Post-Closing Investors pursuant to Section 3(f) hereof, and (D) all amounts that may become payable pursuant to Section 3(g) hereof. In addition to the sum of the amounts in clauses (A)-(D) in the previous sentence, in the event that (a) the Company is sold (in a stock or asset sale), merged or otherwise acquired or combined, or (b) the Company enters into a letter of intent or agreement with respect to the foregoing, or (c) the Company completes a public or private offering of its securities, in each case within six months after the Offering is terminated because the Company has breached any representation, warranty or covenant made by it herein or because the Company has determined prior to the Expiration Date (if applicable) not to proceed with the Offering, the Company shall pay to the Placement Agent an investment banking fee equal to three percent (3%) of the total consideration received by the Company and/or its stockholders in connection with such sale, merger, acquisition or sale of securities.

(b) This Offering may be terminated by the Company at any time prior to the Termination Date in the event that (i) the Placement Agent shall have failed to perform any of its material obligations hereunder or (ii) there shall occur any event described in Section 9(a) hereof not occasioned by or arising out of or in connection with any breach or failure hereunder on the part of the Company. It is understood and agreed that the foregoing termination right is not available to the Company prior to the initial Closing in the event the Placement Agent is using its good faith efforts to market the Offering.

(c) Upon any such termination, the Company and the Placement Agent shall cooperate to ensure that all money in the Escrow Account received in respect of subscriptions for Notes not accepted by the Company are promptly returned to such subscribers without interest or offset.

10. Survival.

(a) The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification and contribution as provided herein shall survive any termination hereunder.

(b) The respective indemnities, agreements, representations, warranties and other statements of the Company set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Placement Agent, or any of their officers or directors or any controlling person thereof, and will survive the sale of the Notes.

11. Notices. All communications hereunder will be in writing and, except as otherwise expressly provided herein or after notice by one party to the other of a change of address, if sent to the Placement Agent, will be mailed, delivered or faxed and confirmed to Spencer Trask Ventures, Inc., 535 Madison Avenue, 18th Floor, New York, New York 10022, Attention: William P. Dioguardi, fax number (212) 888-9103, with a copy to Littman Krooks LLP, 655 Third Avenue, New York, New York 10016, Attention: Mitchell C. Littman, Esq., fax number (212) 490-2990, and if sent to the Company, will be mailed or delivered and confirmed to UFood Franchise Company, 12665-54th Avenue, Surrey, British Columbia V3X 3C1, Canada Attention: Brent Hahn, Chief Executive Officer, with a copy to Gottbetter & Partners, LLP, 488 Madison Ave., 12th Floor, New York, NY 10022-5718, Attention: Adam Gottbetter, Esq., fax number (212) 400-6901.

12. ARBITRATION, CHOICE OF LAW; COSTS. THE PARTIES HERETO AGREE TO SUBMIT ALL CONTROVERSIES TO ARBITRATION IN ACCORDANCE WITH THE PROVISIONS SET FORTH BELOW AND UNDERSTAND THAT (A) ARBITRATION IS FINAL AND BINDING ON THE PARTIES, (B) THE PARTIES ARE WAIVING THEIR RIGHTS TO SEEK REMEDIES IN COURT, INCLUDING THE RIGHT TO A JURY TRIAL, (C) PRE-ARBITRATION DISCOVERY IS GENERALLY MORE LIMITED AND DIFFERENT FROM COURT PROCEEDINGS, (D) THE ARBITRATOR'S AWARD IS NOT REQUIRED TO INCLUDE FACTUAL FINDINGS OR LEGAL REASONING AND ANY PARTY'S RIGHT TO APPEAL OR TO SEEK MODIFICATION OF RULES BY ARBITRATORS IS STRICTLY LIMITED, (E) THE PANEL OF NASD ARBITRATORS WILL TYPICALLY INCLUDE A MINORITY OF ARBITRATORS WHO WERE OR ARE AFFILIATED WITH THE SECURITIES INDUSTRY, AND (F) ALL CONTROVERSIES WHICH MAY ARISE BETWEEN THE PARTIES CONCERNING THIS AGREEMENT SHALL BE DETERMINED BY ARBITRATION PURSUANT TO THE RULES THEN PERTAINING TO THE NASD. JUDGMENT ON ANY AWARD OF ANY SUCH ARBITRATION MAY BE ENTERED IN THE SUPREME COURT OF THE STATE OF NEW YORK, COUNTY OF NEW YORK OR IN ANY OTHER COURT HAVING JURISDICTION OVER THE PERSON OR PERSONS AGAINST WHOM SUCH AWARD IS RENDERED. THE PARTIES AGREE THAT THE DETERMINATION OF THE ARBITRATORS SHALL BE BINDING AND CONCLUSIVE UPON THEM. THE PREVAILING PARTY, AS DETERMINED BY SUCH ARBITRATORS, IN A LEGAL PROCEEDING SHALL BE ENTITLED TO COLLECT ANY COSTS, DISBURSEMENTS AND REASONABLE ATTORNEY'S FEES FROM THE OTHER PARTY.

13. Confidentiality.

(a) The Company hereby agrees to hold confidential the identities of the purchasers in the Offering and shall not disclose their names and addresses without the prior written consent of the Placement Agent, unless required by law. Notwithstanding the foregoing, the Company shall not be deemed to be in violation of this Section 13 by virtue of revealing the identities of such purchasers to the Company’s transfer agent and professional advisors or in connection with any registration statement.

(b) The Placement Agent acknowledges that the securities laws prohibit the Company and the Placement Agent from disclosing material, non-public information to selected persons unless the Company discloses such information publicly or discloses such information on a confidential basis. The Placement Agent hereby agrees with the Company (i) to maintain in confidence any material, non-public information disclosed to the Placement Agent with respect to the Company, (ii) to use such information only in connection with the provisions of services to the Company hereunder, and (iii) to comply with applicable securities laws with respect to such information. The Placement Agent agrees to keep confidential during the Offering Period, and for one (1) year after the expiration or any termination, of this Agreement, all material nonpublic information provided to it by the Company or its advisors, except as required by law. Notwithstanding any provision herein to the contrary, the Placement Agent may disclose nonpublic information to its affiliates, agents and advisors whenever it determines that such disclosure is necessary to provide the services contemplated hereunder, provided that it advises such persons of the obligation to maintain the confidentiality of such information.

(c) Each party hereby consents to the granting of an injunction against it by any court of competent jurisdiction to enjoin it from violating the foregoing confidentiality provisions. Each party hereby agrees that the other party will not have an adequate remedy at law in the event that the breaching party breaches these confidentiality provisions contained herein, and that the non-breaching party will suffer irreparable damage and injury as a result of any such breach. Resort to such equitable relief shall not, however, be construed to be a waiver of any other rights or remedies which the non-breaching party may have.

14. Miscellaneous. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith. Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party’s obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however, that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination shall not affect in any other respect, and the remainder of this Agreement shall remain in full force and effect.

15. Entire Agreement. This Agreement together with any other agreement referred to herein contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties with respect to the subject matter hereof.

16. Counterparts; Facsimile Signatures. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, and all of which together shall constitute one and the same document. This Agreement may be executed by facsimile signatures.

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Placement Agent in accordance with its terms.

Very truly yours,

UFOOD FRANCHISE COMPANY

By:
Name: Brent Hahn
Title: Chief Executive Officer

Accepted and agreed to as of the 24th day of August, 2007.

SPENCER TRASK VENTURES, INC.

By:
Name: William P. Dioguardi
Title: President

The undersigned agrees to be a primary obligor with respect to any sections contained herein with respect to the Company’s obligation to pay or reimburse expenses to the Placement Agent including, without limitation Section 5(i) and 9(a) hereto. The undersigned also agrees to the provisions of Sections 3(f) and 3(g) contained herein.

KnowFat Franchise Company, Inc.

By:
Name:
Title: